UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2013

INGLES MARKETS, INCORPORATED

(Exact name of registrant as specified in its charter)

North Carolina	0-14706	56-0846267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 6676, Asheville, NC	28816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 669-2941

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Ingles Markets, Incorporated was held Tuesday, February 12, 2013. At this meeting, the Company’s stockholders voted on the following proposals:

1.	Elect eight members of the Board of Directors by holders of Class A Common Stock and Class B Common Stock to serve until the 2014 Annual Meeting of Stockholders:

Name	Common Stock	Votes For	Votes Against/ Withheld	Abstentions	Broker Non-Votes
Fred D. Ayers	Class A	8,176,631	419,481	0	3,044,263
John O. Pollard	Class A	8,111,006	485,106	0	3,044,263
L. Keith Collins	Class B	10,663,700	0	0	0
Ronald B. Freeman	Class B	10,663,700	0	0	0
Robert P. Ingle, II	Class B	10,663,700	0	0	0
James W. Lanning	Class B	10,663,700	0	0	0
Charles E. Russell	Class B	10,663,700	0	0	0
Laura Ingle Sharp	Class B	10,663,700	0	0	0

2.	Consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2013:

Class A & B *
For	118,173,098
Against/Withheld	59,776
Abstain	44,501
Broker Non-Votes	0

3.	Consider and vote on a stockholder proposal concerning equal shareholder voting:

Class A & B *
For	4,375,784
Against	110,797,595
Abstain	59,733
Broker Non-Vote	3,044,263

*	Holders of Class A Common Stock have one vote per share and the holders of Class B Common Stock have ten votes per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED
(Registrant)

Date: February 21, 2013
	By:	/s/ Ronald B. Freeman
Ronald B. Freeman
Chief Financial Officer